Exhibit 10.28

CHC GROUP LTD.
COMPENSATION TERMS FOR INDEPENDENT NON-EMPLOYEE DIRECTORS
Effective as of May 5, 2016

Terms of Compensation	Annual Amounts
Annual Cash Retainer	$125,000, payable quarterly in arrears
Non-Executive Chairman Annual Cash Retainer	$150,000
Annual Committee Chairman Fees	Audit: $20,000 Compensation: $15,000 Nominating & Governance: $10,000 Health & Safety: $10,000
Annual Committee Membership Fees	Audit: $10,000 Compensation: $7,500 Nominating & Governance: $5,000 Health & Safety: $5,000
Share Ownership Guideline	5x annual cash retainer within 5 years of becoming a director (e.g., current ownership value is $450,000)